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                                                                    Exhibit 10.4

                       SECOND AMENDMENT TO EXTEND LEASE
                       DATED NOVEMBER 23, 1994 ("LEASE")
                         BY AND BETWEEN BRUCE K. HOYT
                          AND GEERLINGS & WADE, INC.

Whereas the Lease of November 23, 1994 by and between Bruce K. Hoyt (the "Lessor") and Geerlings & Wade, Inc. (the "Lessee") has an expiration of February 28, 1998 (the "Lease") and the First Amendment to the Lease of March 18, 1998 has an expiration of February 28, 2001 and;

Whereas Lessor and Lessee desire to extend the term of this Lease for an additional fifteen (15) months.

Now, therefore, in consideration of rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

     1.   The Lease shall terminate on May 31, 2002.

     2.   Lessee shall pay to Lessor as Base Rent:

             Months 1 - 15 (March, 2001 thru May, 2002)  $1,750.00

     3. Paragraph 11.1(1) shall be replaced with "Tenant shall fail to pay when due any installment of rent or any other payment pursuant to this Lease and the failure is not cured within five (5) days after written notice to Tenant."

     4. In the third sentence of Paragraph 14.5 replace "...shall be deemed delivered (whether or not actually received) when deposited in" with "...shall be deemed delivered when received by the person to whom the notice is addressed and sent via."

     5. In paragraph 14.7 strike the word "personally" and the sentence "In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant."

     6. Lessee shall have the right to renew this Lease for a period of thirty-six (36) months. Tenant shall notify Lessor ninety (90) days prior to the expiration of this Lease Amendment if they are not exercising this option. The rental rate for this renewal period will be:

             a.  Months 1-12 (June, 2002 thru May, 2003) $1,750.00
             b.  Months 13-24 (June, 2003 thru May, 2004) $1,800.00
             c.  Months 25-36 (June, 2004 thru May, 2005) $1,850.00

     7. All other terms and conditions of the Lease dated November 23, 1994 shall remain unchanged.
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     Agreed and acknowledged the 28th day of February, 2001:


LESSEE:                                 LESSOR:

Geerlings & Wade, Inc.                  Bruce K. Hoyt Company

By: /s/ David R. Pearce                 By: /s/ Bruce K. Hoyt
    -------------------                     -----------------
David R. Pearce, President              Bruce K. Hoyt, Owner
(Print Name and Title)

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